UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2019

CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200
Florham Park, New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, Michael Nevin notified Conduent Incorporated (the “Company”) that he was resigning from the Board of Directors of the Company effective immediately.  As previously disclosed, Mr. Nevin was a director designated by Carl C. Ichan and certain other parties pursuant to the letter agreement (the “Icahn Agreement”), dated as of January 28, 2016, entered into by Xerox Corporation, our former parent company, with Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn (collectively, the “Icahn Group”).  On December 31, 2016, the Company entered into a Joinder Agreement to the Icahn Agreement.  Pursuant to the Icahn Agreement, on April 11, 2019, the Icahn Group designated Jesse Lynn, General Counsel of Icahn Enterprises, L.P., as a replacement for Mr. Nevin, which designation is subject to the Company’s approval, not to be unreasonably withheld, conditioned or delayed.

Prior to his resignation, Mr. Nevin was a member of the Corporate Governance Committee and the Compensation Committee.

Mr. Nevin furnished the Company with the letter attached as Exhibit 17.1 to this Form 8-K in connection with his resignation.

In response to Mr. Nevin’s resignation letter, the members of the Company’s Board of Directors that are not affiliated with Carl Icahn or Darwin Deason issued the following statement:

“We are highly engaged and fully focused on taking actions that are in the best interest of the Company and all of its shareholders. Since Conduent’s inception as a public company 28 months ago in January 2017, our Chairman, William G. Parrett, along with the entire Board, has guided the execution of the Company’s three-year transformation program.

Under the Board’s oversight, the Company is focused on expanding margins, executing investments into the business to modernize enterprise applications and technology stack, improving client engagement and delivering quality services, in order to enhance its position for future value creation. Over the last 28 months since becoming a publicly-traded company, the Company has achieved a number of milestones, including key divestitures, completing a $730 million cost saving program, paying off almost $500 million of the Company’s 10.5% Senior Notes and the settlement of litigation with the State of Texas that was inherited at the time of Conduent’s spin-off from Xerox Corporation.

We note that seven out of the nine members of the Board, including Mr. Nevin, have served as directors since the Company’s founding. During that time, virtually every decision by the Board and its Committees has been unanimously approved.

We believe Mr. Nevin’s resignation letter mischaracterizes many of the events he describes in his letter,  and we strongly disagree with its assertions.  In discussions between Mr. Parrett and Mr. Icahn from Sunday, April 7, 2019, through Monday, April 8, 2019, Mr. Icahn indicated he could cause Mr. Nevin’s resignation letter not to be delivered to the Board and released publicly if Mr. Parrett agreed to immediately resign as Chairman so that a director designated by Mr. Icahn could replace Mr. Parrett as Chairman.  Mr. Icahn also expressed his desire that Mr. Parrett resign from the Board and that a new director chosen by Mr. Icahn be added to the Board.  We believe Mr. Nevin’s “noisy resignation” and these related discussions represent an attempt to take control of the Company’s Board.”

The Icahn Agreement, which includes customary standstill provisions, remains in effect.  In accordance with the agreement, Carl Icahn and his affiliates are prohibited from running or supporting a proxy contest at the Company’s 2019 Annual Meeting of Shareholders and are required to support all directors nominated by the Company.

The Company furnished Mr. Nevin with a copy of this Current Report on Form 8-K on April 11, 2019, providing him with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company herein and, if not, stating the respects in which he does not agree.  The Company will file any letter received by it from Mr. Nevin as an exhibit by an amendment to this Form 8-K within two business days after receipt.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Letter of Resignation from Michael Nevin.

Forward-Looking Statements

From time to time, we and our representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K, any exhibits to this Current Report on Form 8-K and other public statements we make.

Such factors include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2018 Annual Report on Form 10-K, as well as in our Current Reports on Form 8-K. We do not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: April 11, 2019	By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Secretary